Exhibit 99.1

Press Contact:

Craig Brophy

Meru Networks

+44 (0) 7795 662 888

cbrophy@merunetworks.com

PRESS RELEASE

Meru Networks Files Shelf Registration Statement

SUNNYVALE, Calif. — September 5, 2012 — Meru Networks, Inc., (NASDAQ:MERU), a leader in virtualized 802.11n enterprise wireless networking, today announced that it has filed a universal shelf registration statement on Form S-3 with the Securities and Exchange Commission (“SEC”).  When the shelf registration statement is declared effective by the SEC, it will allow Meru Networks or its selling securityholders to periodically sell, in one or more offerings, up to an aggregate of $15 million of its securities, which may consist of common stock, preferred stock, debt securities, warrants, subscription rights or units consisting of any of the foregoing over the next three years. Meru Networks will not receive any proceeds from the sale of securities by selling securityholders.

Specific terms and prices will be determined at the time of each offering under a separate prospectus supplement to be filed with the SEC at the time of each offering.  Meru Networks has not made a decision to make any offering at this time.

“As outlined in today’s SEC filing, we believe that once the registration statement becomes effective, it will give us greater flexibility in accessing capital markets over a three year period should we choose to raise additional capital, and will enable the company to take advantage of growth opportunities and investments to further build stockholder value,” stated Dr. Bami Bastani, president and chief executive officer of Meru Networks.

The shelf registration statement filed by Meru Networks with the SEC has not yet become effective.  No securities covered by the registration statement may be sold prior to its effectiveness, nor may offers to buy those securities be accepted before that time, and no securities will be offered unless and until Meru determines to proceed with an offering.  This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities covered by the registration statement, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. Any offer of the securities may be made solely by means of the prospectus included in the registration statement and the prospectus supplement for any future offering.

About Meru Networks

Meru Networks (NASDAQ: MERU) designs, develops, and distributes virtualized wireless LAN solutions that provide enterprises with the performance, reliability, predictability and operational simplicity of a wired network with the advantages of mobility. Meru Networks eliminates the deficiencies of multichannel, client-controlled architectures with its innovative, single-channel, virtualized network architecture that easily handles device density and diversity. Meru wireless LAN solutions are deployed in major vertical industries including Fortune 500 businesses, education, hospitality, healthcare and retail supply chain. Founded in 2002, Meru is headquartered in Sunnyvale, Calif., with operations in North America, Europe, the Middle East and Asia Pacific. Visit www.merunetworks.com or call (408) 215-5300 for more information.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding Meru Networks expectations, hopes, plans, intentions or strategies, including, but not limited to statements about the ability to access capital markets, raising additional capital, the ability to take advantage of growth opportunities and investment to further build stockholder value. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management.  The Company cautions readers that a number of important facts could cause actual results to differ materially from those express in, or implied or projected by, such forward-looking statements.  The risks and uncertainties include those described in Meru Networks’ documents filed with or furnished to the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available to Meru Networks as of the date hereof, and Meru Networks assumes no obligation to update these forward-looking statements.

Meru Networks is a registered trademark of Meru Networks, Inc. All other trademarks are the property of their respective owners.

###